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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   Form S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              TECHNISOURCE, INC.
            (Exact name of registrant as specified in its charter)


                   Florida                                   59-2786227
(State or other jurisdiction of incorporation             (I.R.S. Employer
               or organization)                          Identification No.)

                    1901 West Cypress Creek Road, Suite 202
                         Ft. Lauderdale, Florida 33309
                                (954) 493-8601
              (Address, including zip code, and telephone number,
                     including area code, of registrant's
                         principal executive offices)

            TECHNISOURCE, INC. LONG-TERM INCENTIVE PLAN, AS AMENDED
                          (Full titles of the Plans)

                               Joseph W. Collard
                            Chief Executive Officer
                              Technisource, Inc.
                    1901 West Cypress Creek Road, Suite 202
                         Ft. Lauderdale, Florida 33309
                                (954) 493-8601
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                       Copies of all communications to:
                             Steven Sonberg, Esq.
                             Holland & Knight LLP
                              701 Brickell Avenue
                             Miami, Florida 33131
                                (305) 374-8500
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

==========================================================================================================
                                                    Proposed Maximum    Proposed Maximum      Amount of
 Title of Securities to be         Amount to       Offering Price Per      Aggregate         Registration
         Registered            be Registered(1)         Share(2)       Offering Price(2)        Fee(3)
----------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value        500,000                1.52            $  760,000          $ 190.00
==========================================================================================================

(1) Represents additional shares of Technisource, Inc. Common Stock, par value $.01 (the "Common Stock"), to be issued pursuant to the Technisource, Inc. Long-term Incentive Plan, as amended.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended, and based on the average of the high and low prices reported on the Nasdaq National Market on June 12, 2001.
(3) Registration fees were previously paid for the Technisource, Inc. Long-term Incentive Plan filed on Form S-8 registration statements (Registration No. 333-66787 for 1,590,000 total shares and Registration No. 333-61896 for 2,090,000 total shares). The Technisource, Inc. Long-term Incentive Plan has been amended to increase the number of covered shares from 2,090,000 to 2,590,000. The fee being paid herewith pertains to the 500,000 additional shares.

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                               EXPLANATORY NOTE

     As permitted by General Instruction E of Form S-8, Technisource, Inc. (the "Company") hereby incorporates by reference the information contained in the earlier registration statements on Form S-8 (Registration No. 333-66787 and Registration No. 333-61896) relating to the Technisource, Inc. Long-term Incentive Plan (the "Plan"), filed with the Securities and Exchange Commission (the "Commission") on November 4, 1998. This registration statement is being filed in connection with an increase from 2,090,000 to 2,590,000 in the number of shares of the Company's Common Stock that may be issued under the Plan.


                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.   Exhibits.

     The exhibits filed as part of this Registration Statement are as follows:


     Exhibit
     Number       Description
     ------       -----------

     5     --     Opinion of Holland & Knight LLP

     23.1  --     Consent of Holland & Knight LLP (included in Exhibit 5)

     23.2  --     Consent of KPMG LLP

     24    --     Powers of Attorney (included on the signature page to this
                  Registration Statement)

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ft. Lauderdale and the State of Florida on this 15th day of June, 2001.


                                               TECHNISOURCE, INC.


                                               By: /s/ Joseph W. Collard
                                                   -----------------------------
                                                   Joseph W. Collard
                                                   Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Joseph W. Collard and James F. Robertson and each of them individually, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all Registration Statements filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

                Signature                                     Title                                  Date
                ---------                                     -----                                  ----
        /s/ Joseph W. Collard                    Chairman of the Board and Chief                  June 15, 2001
---------------------------------------------
            Joseph W. Collard                    Executive Officer
                                                 (Principal Executive Officer)

        /s/ James F. Robertson                   President, Chief Operating Officer and           June 15, 2001
---------------------------------------------
            James F. Robertson                   Director

        /s/  Andrew C. Hill                      Executive Vice President and Chief               June 15, 2001
---------------------------------------------
             Andrew C. Hill                      Financial Officer
                                                 (Principal Financial and Accounting
                                                 Officer)

        /s/ C. Shelton James                     Director                                         June 15, 2001
---------------------------------------------
            C. Shelton James

---------------------------------------------    Director
                Paul J. Kinyon

        /s/ H. Scott Barret                      Director                                         June 15, 2001
---------------------------------------------
              H. Scott Barret

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                                 EXHIBIT INDEX

Exhibit
Number                     Description
------                     -----------

5               Opinion of Holland & Knight LLP

23.1            Consent of Holland & Knight LLP (included in Exhibit 5)

23.2            Consent of KPMG LLP

24 Powers of Attorney (included on the signature page to this Registration Statement)